SCHEDULE 14 INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

  Filed by the Registrant [x]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [ ]     Preliminary Proxy Statement
  [ ]     Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
  [X]     Definitive Proxy Statement
  [ ]     Definitive Additional Materials
  [ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
            Section 240.14a-12


                      Saks Incorporated
                  --------------------------
       (Name of Registrant as Specified in Its Charter)

                      Saks Incorporated
                 ---------------------------
          (Name of Person(s) Filing Proxy Statement)

  Payment of Filing Fee (Check the appropriate box:)
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  [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

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            transaction applies:
     ____________________________________________________________

     2)   Aggregate number of securities to which transaction
            applies:
     ____________________________________________________________

     3)   Per unit price or other underlying value of
            transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ____________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ____________________________________________________________

     5)   Total fee paid:

     ____________________________________________________________

  [  ]    Fee paid previously with preliminary materials.
  [  ]    Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for
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     4)   Date filed: ________________________

                    750 Lakeshore Parkway
                  Birmingham, Alabama 35211
                                April 28, 1999

  Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of the Shareholders to be held at 8:30 a.m. Eastern Daylight Time on Wednesday, June 16, 1999, at Proffitt's Foothills Mall Store (Store for Women), 173 Foothills Mall, Maryville, Tennessee 37801.

  The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon.
  Your vote is very important, and your cooperation in completing, signing, and returning your proxy promptly in the enclosed return envelope will be appreciated.

  At the meeting, there will be a report on the progress of
  the Company and an opportunity to ask questions of general
  interest to    the shareholders.

  Shareholders attending the meeting are invited to shop at our Foothills Mall Proffitt's store and will be given a special discount on the day's purchases.

  I hope you will be able to join us, and I look forward to seeing you.

  Sincerely,

  /s/ R. Brad Martin

  R. Brad Martin
  Chairman of the Board and
  Chief Executive Officer


                    750 Lakeshore Parkway
                  Birmingham, Alabama 35211


           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To the Shareholders of Saks Incorporated:

  Notice is hereby given that the Annual Meeting of the Shareholders of Saks Incorporated (the "Company;" formerly Proffitt's, Inc.) will be held at 8:30 a.m. Eastern Daylight Time on Wednesday, June 16, 1999, at Proffitt's Foothills Mall Store (Store for Women), 173 Foothills Mall, Maryville, Tennessee 37801, for the following purposes:

   1. To elect ten Directors to hold office for the terms specified or until their respective successors have been elected and qualified;

   2. To approve and adopt the Saks Incorporated Amended and Restated 1994 Long-Term Incentive Plan;

   3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year ending January 29, 2000; and

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on April 19, 1999 are entitled to notice of, and to vote at, the meeting.

  Shareholders are cordially invited to attend the meeting in person.

                                   By order of the Board of
                                     Directors,


                                   Julia Bentley
                                   Secretary
                                   April 28, 1999




  WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.



                               PROXY STATEMENT
                    Information Concerning the Solicitation
      This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of the Shareholders (the "Annual Meeting") of Saks Incorporated (the "Company"), a Tennessee corporation, to be held on June 16, 1999.

  The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. Certain Directors, officers, and employees of the Company may solicit proxies by telephone, telecopier, telegram, mail, or personal contact. In addition, the Company has retained Georgeson & Company, Inc., New York, New York, to assist in the solicitation of proxies and will pay such firm a base fee, estimated not to exceed $8,500, plus reimbursement of expenses. Arrangements will be made with brokers, nominees, and fiduciaries to send proxies and proxy materials at the Company's expense to their principals. The proxy materials are first being mailed to shareholders on or about April 30, 1999.

  A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless he or she gives such written notice of revocation to the Secretary before the proxy is voted. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. Abstentions and broker non-votes have no affect on the plurality vote for the election of Directors. All other matters will be approved if the votes cast favoring the action exceed the votes opposing the action.

                Outstanding Voting Securities
     Only shareholders of record at the close of business on April 19, 1999 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 144,436,755 shares of Common Stock. Each share has one vote.

  Listed in the following table are the number of shares owned by each Director, certain executive officers, and all Directors and officers of the Company as a group as of March 15, 1999. The table also includes the beneficial owners as of March 15, 1999 of more than 5% of the Company's outstanding Common Stock who are known to the Company.



          Name of Beneficial Owner       Total Shares        Percentage of
          (and Address if "Beneficial    Beneficially        Common Stock
          Ownership" Exceeds 5%)          Owned (1)           Ownership
         ---------------------------    ------------        --------------
          Directors:
            Bernard E. Bernstein            39,402(2)              *
            Stanton J. Bluestone           323,058                 *
            John W. Burden, III             11,598                 *
            Edmond D. Cicala                26,472                 *
            James A. Coggin                317,009                 *
            Ronald de Waal             2,2,779,152              1.92%
            Julius W. Erving                 7,989                 *
            Michael S. Gross                11,551                 *
            Donald E. Hess                 704,724(3)              *
            G. David Hurd                   20,651                 *
            R. Brad Martin            2,62,814,551(4)           1.94%




          Name of Beneficial Owner      Total Shares       Percentage of
          (and Address if "Beneficial   Beneficially       Common Stock
          Ownership" Exceeds 5%)          Owned (1)          Ownership
          ---------------------------   ------------       -------------
            Philip B. Miller               667,027                 *
            Robert M. Mosco                365,873(5)              *
            C. Warren Neel                  22,214                 *
            Charles J. Philippin            17,603                 *
            Stephen I. Sadove                8,791                 *
            Marguerite W. Sallee             9,400                 *
            Gerald Tsai, Jr.                17,000                 *
          Named Executive Officers:
            Douglas E. Coltharp            145,596                 *
            Brian J. Martin                162,009                 *
          All Directors and Officers
          as a group (22 persons)        8,699,255              5.93%
          Other 5% Owners:
            Fidelity Management and     23,010,572(6)          15.93%
             Research Corporation
             82 Devonshire Street
             Boston, Massachusetts
            Investcorp S.A.              8,357,657(7)           5.79%
            SIPCO Limited                8,346,177(8)           5.78%

              * Owns less than 1% of the total outstanding Common Stock of the Company.
            (1) Includes shares that the following persons have a right to acquire within sixty days after March 15, 1999 through the exercise of stock options: Bernstein (9,000), Bluestone (317,000), Burden (4,200), Cicala (9,000), Coggin (160,000),
                    deWaal (12,000), Erving (4,200), Gross (9,000), Hess
                    (3,000), Hurd (9,940), R. Brad Martin (672,341), Miller
                    (553,109), Mosco (207,280), Neel (9,000), Philippin
                    (3,000), Sadove (4,640), Sallee (5,400), Tsai (9,000),
                    Coltharp (78,000), and Brian J. Martin (91,606).
            (2) Includes 6,000 shares owned by the Bernard E. Bernstein Defined Benefit Pension Plan.
            (3)     Includes: (i) 324,816 shares owned directly by Mr. Hess,
                    (ii) 307,732 shares held by Mr. Hess as trustee or co-trustee for his children, and (iii) 69,176 shares held by him as trustee for the children of his sister. Does not include: (i) 4,580 shares owned directly by his wife,
                    (ii) 14,660 shares held by his wife as co-trustee for one of their children, or (iii) 159,842 shares held by another individual as trustee for Mr. Hess' children.
            (4) Includes: (i) 20,227 shares held by the RBM Family Limited Partnership, (ii) 3,700 shares owned by RBM Venture Company, a company of which Mr. Martin is sole shareholder, (iii) 338,929 shares held by Mr. Martin as trustee or co-trustee for his children, (iv) 14,277 shares owned by the R. Brad and Jean L. Martin Family Foundation, (v) 25,000 shares of restricted stock which were fully vested by March 30, 1999,
                    (vi) 40,000 shares of restricted stock which will fully vest by October 2, 2001, (vii) 200,000 shares of restricted stock, the restrictions on which lapse based on performance measurements and length of service, and (viii) 50,000 shares held in a trust to be settled in accordance with a deferral agreement.
            (5) Excludes 32,564 shares reserved by the Company for issuance to Mr. Mosco with respect to a deferred compensation arrangement.
            (6) Based solely on information provided by the beneficial owner.
            (7) Investcorp does not directly own any shares of Common Stock. Beneficial ownership includes 4,625,495 shares owned by three indirect, wholly-owned subsidiaries of Investcorp. The remainder of the shares shown as beneficially owned by Investcorp consists of the shares owned by certain Cayman Islands corporations, none of which is a beneficial owner of five percent or more of the Common Stock. Investcorp may be deemed to share beneficial ownership of the shares of Common Stock held by such entities because such entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation, with its registered address at 37 rue Notre-Dame, Luxembourg.
            (8) SIPCO Limited ("SIPCO") does not directly own any Common Stock. The number of shares shown as owned by SIPCO consists of the shares Investcorp is deemed to beneficially own. SIPCO may be deemed to control Investcorp through its ownership of a majority of the stock of a company which indirectly owns a majority of Investcorp's outstanding stock. SIPCO is a Cayman Islands corporation with its address at P.O. Box 1111, West Wind Building, George
                    Town, Grand Cayman, Cayman Islands, British West Indies.


                    ELECTION OF DIRECTORS
                       (Proposal No. 1)

  The Company's Charter, as amended, provides that the Board of Directors be divided into three classes, designated as Class I, Class II, and Class III. The terms of Class I, II, and III will expire in 2001, 2002, and 2000, respectively. The Board of Directors proposes the election of two Directors to Class I, six Directors to Class II, and two Directors to Class III. These ten Directors, together with the eight Directors whose terms continue beyond this year's Annual Meeting, will comprise the Board of Directors. Each Director will hold office for the term specified and until his or her successor is elected and qualified. Each Director nominee is currently a Director. Unless otherwise instructed by the shareholder, the persons named in the enclosed form of proxy intend to vote for the election of the persons listed in this proxy statement. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the persons named in the proxy.

  Nominees for the term expiring in 2001 (Class I): Robert M. Mosco and Stephen
  I. Sadove.
  Nominees for the term expiring in 2002 (Class II): John W. Burden, III; James
  A. Coggin; Michael S. Gross; G. David Hurd; Philip B.
     Miller, and Gerald Tsai, Jr.
  Nominees for the term expiring in 2000 (Class III): Edmond D. Cicala and Charles J. Philippin.

  We have provided below certain information about the nominees and Directors. The business association as shown has been continued for more than five years unless otherwise noted.

                                                          Director
  Name, Principal Occupation, and Directorship      Age   Since

  NOMINEES FOR DIRECTOR
  Class I (terms expiring in 2001):
  Robert M. Mosco                                    50   1998
  President of Merchandising and Chief Operating Officer of
  Saks Incorporated. Mr. Mosco served as President and Chief
  Executive Officer Proffitt's Merchandising Group between
  October 1996 and November 1998. Between February 1996 and
  October 1996, Mr. Mosco served as President and Chief Executive
  Officer of the Younkers group of Proffitt's, Inc. Mr. Mosco served as President and Chief Operating Officer of Younkers, Inc.
  between 1992 and January 1996.

  Stephen I. Sadove                                  47     1998
  President Bristol-Myers Squibb Co. Worldwide Beauty Care and Nutritionals since December 1997. Since 1991, Mr. Sadove has held various executive positions with Bristol-Myers Squibb, including President of Clairol, Inc.

  Class II (terms expiring in 2002):
  John W. Burden, III                                62     1998
  Retail consultant. Mr. Burden was a partner in Retail Options between November 1993 and October 1997. Mr. Burden is the Retired Chairman of Federated Department Stores,
  Inc. and Allied Stores Corporation. He serves on the Board of
  Directors of Chico's, Inc.

                                                         Director
  Name, Principal Occupation, and Directorship      Age   Since

  James A. Coggin                                    56     1998
  President and Chief Administrative Officer of Saks Incorporated. Mr. Coggin served as President and Chief Operating Officer of the Company between March 1995 and November 1998 and served as Executive Vice President and Chief Administrative Officer of the Company between March 1994 and March 1995. Prior to that,
  Mr. Coggin held various executive positions with McRae's, Inc.

  Michael S. Gross                                  37     1994
  Vice President of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P. Mr. Gross serves on the Boards of Directors of Alliance Imaging, Inc., Allied Waste Industries, Inc., Converse, Inc., Florsheim Group, Inc., and United Rentals, Inc.

  G. David Hurd                                     69     1996
  Emeritus Chairman of Principal Financial Group. Mr. Hurd served as Chairman and Chief Executive Officer of Principal
  Financial Group from 1989 until his retirement in December 1994.

  Philip B. Miller                                  60     1998
  Chairman and Chief Executive Officer of the Saks Fifth Avenue group of Saks Incorporated. Mr. Miller served as Chairman and Chief Executive Officer of Saks Holdings, Inc. (the holding company for Saks & Company, a wholly-owned subsidiary that did business as Saks Fifth Avenue ("SFA")) between March 1996 and September 1998. He held the same positions with SFA between June 1993 and September 1998. He joined SFA in 1990.

  Gerald Tsai, Jr.                                  70     1993
  Private investor. Mr. Tsai served as Chairman, President, and Chief Executive Officer of Delta Life Corporation from February 1993 to October 1997. Mr. Tsai serves on the Boards of Directors of Meditrust, Rite Aid Corporation, Sequa Corporation, Triarc Companies, Inc., United Rentals, Inc., and Zenith National Insurance Corporation.

  Class III (terms expiring in 2000):
  Edmond D. Cicala                                  73     1987
  President of Edmond Enterprises, Inc. Retired Chairman and
  Chief Executive Officer of the Goldsmith's Division of Federated Department Stores. Mr. Cicala serves on the Boards of Directors of Evans, Inc. and National Commerce Bancorporation.

  Charles J. Philippin                              49     1998
  Executive of Investcorp, S.A. Mr. Philippin has served as an Executive of Investcorp, its predecessor, or one or more of its wholly-owned subsidiaries since October 1994. Prior to joining Investcorp, he was a partner with Coopers & Lybrand, L.L.P. Mr. Philippin serves on the Boards of Directors of CSK Auto Corporation, Falcon
  Building Products, Inc., Harborside Healthcare, Inc., Star Markets, Inc., The William Carter Company, and Werner Company.

  THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS THE ABOVE LISTED NOMINEES.

                                                         Director
  Name, Principal Occupation, and Directorship      Age   Since

  CONTINUING DIRECTORS
  Class I (terms expiring in 2001):
  Bernard E. Bernstein                              68     1987
  Partner in the Knoxville, Tennessee law firm of Bernstein, Stair & McAdams LLP.

  Stanton J. Bluestone                              64     1998
  Chairman of the Carson Pirie Scott group of Saks Incorporated from February 1998 until his retirement in January 1999.
  Mr. Bluestone served as Chairman and Chief Executive Officer of Carson Pirie Scott & Co. ("Carson's") between March 1996 and January 1998. He was the President and Chief Executive Officer of Carson's between August 1993 and March 1996. Mr. Bluestone serves on the Board of Directors of Hills Stores Company.

  Julius W. Erving                                   49     1997
  President of the Erving Group and Executive Vice President of the Orlando Magic since September 1997. Mr. Erving was employed by the National Broadcasting Company between December 1994 and
  June 1997, and by the National Basketball Association between 1987 and September 1997. Mr. Erving serves on the Boards of Directors of Converse, Inc., The Sports Authority, and Darden Restaurants, Inc.

  Donald E. Hess                                    50     1996
  Chief Executive Officer of Southwood Partners. Chairman Emeritus of Parisian. Mr. Hess served as Chairman of the Parisian group of Saks Incorporated until his retirement in December 1997 and served as President and Chief Executive Officer of Parisian from 1986 to April 1997.

  Class III (terms expiring in 2000):
  Ronald de Waal                                    47     1985
  Chairman of We International, B.V., a Netherlands corporation, which operates more than 250 fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany, and France.

  R. Brad Martin                                    47     1984
  Chief Executive Officer of the Company since 1989, Chairman of the Board of the Company since 1987, and President from July 1989 until March 1994 and from September 1994 to March
  1995. Mr. Martin serves on the Boards of Directors of First Tennessee National Corporation and Harrah's Entertainment, Inc.

  C. Warren Neel                                    60     1987
  Dean of the College of Business Administration at the University of Tennessee, Knoxville. Dr. Neel serves on the Boards of Directors of American Healthcorp, Inc., Clayton Homes, Inc.,
  O'Charley's, Inc., and The Promus Companies, Inc.

  Marguerite W. Sallee                              53     1996
  Chief Executive Officer of Bright Horizons Family Solutions. Ms. Sallee served as President and Chief Executive Officer of CorporateFamily Solutions between February 1987 and July 1998. Ms. Sallee serves on the Board of Directors of MagneTek, Inc.

           Further Information Concerning Directors
                                Directors' Fees
  Directors who are not officers of the Company each receive an annual fee of $15,000, $2,000 for attendance at each board meeting, and $1,000 for attendance at each meeting of a committee of which he is a member (or $750 for participation by telephone in a board or committee meeting). Effective June 1999, the annual fee will be increased to $17,500. Committee chairpersons each receive an additional annual fee of $2,500. Directors are reimbursed for expenses in connection with their services as Directors of the Company. Directors not employed by the Company may elect to: (i) receive fees earned in Company Common Stock, (ii) receive one-half of fees earned in Company Common Stock with the balance in cash, or (iii) participate in the Company's Deferred Compensation Plan for Non-Employed Directors and defer all such compensation in lieu of immediate cash payments. The deferred compensation is tied to the value of the Company's Common Stock.

  Pursuant to the Company's 1994 Long-Term Incentive Plan (the "1994 Plan") and the 1997 Stock-Based Incentive Plan (the "1997 Plan"), each non-employee Director of the Company annually is granted a nonqualified stock option to purchase 2,000 shares of Company Common Stock (7,000 shares for the Company's Vice Chairman of the Board). This amount will be increased to 3,000 shares (8,000 shares for the Vice Chairman) effective with the Annual Meeting in June 1999. Options are priced at fair market value at the date of grant and vest in one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary date of grant. In addition, each non-employee Director has been awarded 2,000 shares of restricted Common Stock which vest in one-tenth installments commencing on the first anniversary of the award date. The Company's Vice Chairman of the Board also receives an annual Common Stock grant of 2,000 shares which vests immediately upon grant.

  In October 1998, each non-employee Director of the Company was granted a nonqualified stock option to purchase 15,000 shares of Company Common Stock, priced at $18.9375 per share (the fair value at the October 2, 1998 grant date). These options will vest in accordance with the schedule outlined in the preceding paragraph.

  Committees of the Board of Directors and Meeting Attendance
  The Board met five times during the last fiscal year. The Board of Directors has established Audit, Human Resources/Option, Strategic Planning/Corporate Governance, and Executive Committees. All Committees except the Executive Committee are comprised of non-employee Directors.

  The Audit Committee includes C. Warren Neel (Chairman), Bernard E. Bernstein, John W. Burden, III, and Charles J. Philippin. The Committee met four times during the last fiscal year. The Audit Committee: (i) recommends the appointment of the Company's independent accountants; (ii) reviews the scope, results, and recommendations of the audits conducted by the independent accountants and the internal auditors; (iii) oversees the scope and adequacy of the Company's internal accounting controls and record-keeping systems; (iv) reviews the objectivity, effectiveness, and resources of the internal audit function, which reports directly to the Committee; (v) confers independently with the independent accountants and internal auditors; (vi) reviews the nature and scope of non-audit services to be performed by independent accountants or consultants; (vii) determines the appropriateness of fees for audit and non-audit services performed by the independent accountants; and
  (viii) determines when it is appropriate to accept proposals from different independent accountants for audit and non-audit services to be performed.

  The Human Resources/Option Committee includes Edmond D. Cicala (Chairman), Julius W. Erving, Marguerite W. Sallee, and Gerald Tsai, Jr. The Committee met three times during the last fiscal year. The Committee: (i) evaluates the performance of the Chief Executive Officer ("CEO") annually; (ii) reviews and recommends to the Board salary and incentive compensation, including bonus, stock options, and stock grants, for the CEO; (iii) reviews the salaries and incentive compensation for certain senior corporate officers and executives;
  (iv) reviews and approves the incentive compensation programs; (v) reviews and makes decisions regarding the structure of and awards granted under the Company's stock option and incentive plans; and (vi) recommends Director compensation to the Board.

  The Strategic Planning/Corporate Governance Committee includes Ronald de Waal (Chairman), Stanton J. Bluestone, Michael S. Gross, G. David Hurd, Stephen I. Sadove, and Marguerite W. Sallee. The Committee met twice during the last fiscal year. The Committee: (i) reviews the Company's strategic plan with management and coordinates presentation of the strategic plan to the full Board; (ii) assesses Board and Committee effectiveness; (iii) screens and recommends new Director candidates; and (iv) provides counsel to the Chairman of the Board on Committee composition. The Committee also considers any nominees for Director recommended by shareholders.

  The Executive Committee includes R. Brad Martin (Chairman), Edmond D. Cicala, Ronald de Waal, and C. Warren Neel. The Committee acted by unanimous written consent nine times during the last fiscal year. The Executive Committee exercises all of the powers of the full Board of Directors (with certain specified exceptions required by law) during intervals between full Board meetings.

  All Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee(s) on which he or she served, except for Mr. Gross. Mr. Gross was unable to participate in one telephonic Committee meeting and one regular Board meeting due to unavoidable business conflicts. The overall average percentage for all Directors' meeting attendance was 95%.



                                Executive Compensation
                                Summary Compensation Table
  The following table sets forth, for the fiscal years ended January 30, 1999 ("1998"), January 31, 1998 ("1997"), and February 1, 1997 ("1996"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, as to the Company's Chief Executive Officer and to each of the other four highest compensated executive officers ("Named Officers"). As used in this Proxy Statement, the term "executive officer" has the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934. As a consequence, the table is not a list of the most highly compensated employees of the Company.


                                                                      Other                           Securities       All
                                                                      Annual         Restricted       Underlying      Other
                                        Salary         Bonus       Compensation         Stock           Options   Compensation
  Name & Principal Position    Year      ($)           ($)(1)           ($)           Awards ($)       Granted($)      ($)
  -------------------------    ----   ----------     ----------     ----------    -------------------   --------    ---------
  R. Brad Martin               1998    825,000      1,351,344 (2)   137,918(3)     3,211,642(4)(5)(6)    866,341    54,517(7)
  Chairman of the Board and    1997    613,474      1,629,882 (8)   134,282(3)     1,223,968   (4)(9)    400,000    19,742(7)
  Chief Executive Officer      1996    536,031        606,882(10)    27,700(3)       664,589  (4)(11)                7,800(7)

  James A. Coggin              1998    700,000        252,000                      1,525,157(4)(5)(6)    300,000
  President and Chief          1997    508,667        440,945 (8)                    587,500   (4)(9)
  Administrative Officer       1996    450,000        375,200(10)                    362,500  (4)(11)

  Robert M. Mosco              1998    700,000        252,000                      1,463,827(4)(5)(6)    300,000
  President of Merchandising   1997    510,090        300,000                        538,532   (4)(9)               50,000(12)
  and Chief Operating Officer  1996    450,000        229,167                         151,036     (4)    120,000    37,500(12)

  Douglas E. Coltharp (13)     1998    350,000        105,000                         703,023(4)(5)(6)   140,000
  Executive Vice President     1997    281,318        134,063                         514,063   (4)(9)
  and Chief Financial Officer  1996     28,205                                                            70,000   239,688(14)

  Brian J. Martin              1998    350,000        105,000                         703,023(4)(5)(6)   130,493
  Executive Vice President of  1997    250,333        128,500                         470,000   (4)(9)
  Law and General Counsel      1996    213,981        108,500                         199,375  (4)(11)    30,000   164,875(12)


  (1) Amounts awarded under the Company's bonus compensation plans and arrangements for the respective fiscal years, even if deferred.
  (2) Includes a stock grant to R. Brad Martin ("Martin") of 39,500 shares of Company Common Stock. This grant was priced as of March 30, 1999 and was valued at $980,094 (at a market price of $24.8125).
  (3) In February 1989, the Company entered into a compensation agreement with Martin which provided for a $500,000 interest-free loan due January 31, 1999 or upon Martin's termination of employment with the Company. Pursuant to Martin's amended employment agreement, beginning in 1997, one-fifth of the loan balance is being forgiven annually. Other Annual Compensation represents one-fifth of the principal balance being forgiven and imputed interest on that interest-free loan.
  (4) In 1996, Martin, Coggin, Mosco, and Brian Martin were granted 50,000, 30,000, 25,000, and 18,000 shares of Company Common Stock, respectively, under a Restricted Stock Grant Agreement pursuant to the Company's 1994 Long-Term Incentive Plan. Restrictions lapse as a function of the Company achieving certain performance goals and time. Shares shall be earned ("Earned Shares") on the basis of achieving these goals for 1996, 1997, and 1998. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. In 1996, 16,667, 10,000, 8,333, and 6,000 shares were earned for Martin, Coggin, Mosco, and Brian Martin, respectively. As of February 1, 1997, the market price of the Common Stock was $18.125, and the value of the shares earned was $302,089, $181,250, $151,036, and $108,750 for
       Martin, Coggin, Mosco, and Brian Martin, respectively. In late 1996, Coltharp was granted 15,000 shares of Company Common Stock under a Restricted Stock Grant Agreement. In 1997, 16,667, 10,000, 8,333, 5,000, and 6,000 shares were earned for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. As of January 31, 1998, the market price of the Common Stock was $29.375, and the value of the shares earned was $489,593, $293,750, $244,782, $146,875, and $176,250
       for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. In 1998, 16,666, 10,000, 8,334, 5,000, and 6,000 shares were earned for
       Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. As of January 30, 1999, the market price of the Common Stock was $36.8125, and the value of the shares earned was $613,517, $368,125, $306,795, $184,063, and $220,875 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively. The value of the Earned Shares is included in total Restricted Stock Awards, even if not fully vested.
  (5) In 1998, Martin, Coggin, Mosco, Coltharp, and Brian Martin were granted 150,000, 75,000, 75,000, 20,000, and 20,000 shares of Company Common
       Stock, respectively, under a Restricted Stock Grant Agreement pursuant to the Company's 1997 Stock-Based Incentive Plan. Restrictions lapse as a function of the Company achieving certain performance goals and time. Shares shall be earned ("Earned Shares") on the basis of achieving these goals for 1998, 1999, and 2000. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. In 1998, 50,000, 25,000, 25,000, 6,667, and 6,667 shares were earned for Martin,
       Coggin, Mosco, Coltharp, and Brian Martin, respectively. As of January 30, 1999, the market price of the Common Stock was $36.8125, and the value of the shares earned was $1,840,625, $920,313, $920,313,
       $245,429, and $245,429 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively, as of that date. The value of the Earned Shares is included in total Restricted Stock Awards, even if not fully vested.
  (6) Includes restricted stock awards of 40,000, 12,500, 12,500, 15,000, and 12,500 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively, which were granted at the market price of $18.9375 on the October 2, 1998 date of grant (valued at $757,500, $236,719, $236,719,
       $284,063, and $236,719 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively). 25% of these awards vested on the date of grant, with 100% vesting by October 2, 2001. The entire value of the award is included, even if not fully vested.
  (7) Represents economic benefit of split dollar life insurance policy for 1996. For 1997, represents economic benefit of split dollar life insurance policy ($9,480) and estate planning services ($10,262). For 1998, represents economic benefit of split dollar life insurance policy ($10,860), estate planning services ($17,200), and usage of Company aircraft ($26,457). All of these amounts were in accordance with Martin's employment agreement.
  (8) Includes stock grants to Martin and Coggin of 40,000 and 5,000 shares of Company Common Stock, respectively. These grants were priced as of January 31, 1998 and were valued at $1,175,000 and $146,875 for Martin and Coggin, respectively (at a market price of $29.375).
  (9) Includes restricted stock awards of 25,000, 10,000, 10,000, 12,500, and 10,000 shares for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively, which were granted at the market price of $29.375 on the January 30, 1998 date of grant (valued at $734,375, $293,750, $293,750,
       $367,188, and $293,750 for Martin, Coggin, Mosco, Coltharp, and Brian Martin, respectively). 25% of these awards vested on the date of grant, with 100% vesting by March 30, 1999.
  (10) Includes stock grants to Martin and Coggin of 10,000 and 5,000 shares of Company Common Stock, respectively. These grants were priced as of April 9, 1997 and were valued at $190,000 and $95,000 for Martin and Coggin, respectively (at a market price of $19.00).
  (11) Includes restricted stock awards of 20,000, 10,000, and 5,000 shares of Company Common Stock for Martin, Coggin, and Brian Martin, respectively, which were granted at the market price of $18.125 on the January 31, 1997 date of grant (valued at $362,500, $181,250, and $90,625 for Martin, Coggin, and Brian Martin, respectively). The awards fully vested one year from the date of grant.
  (12) Relocation reimbursements and bonuses.
  (13) Coltharp's initial date of employment with the Company was November 25, 1996.
  (14) Initial bonus comprised of $150,000 in cash compensation and a stock grant of 5,000 shares of Company Common Stock which was granted at the market price of $17.9375 on the January 3, 1997 date of grant (valued at $89,688).

   Note 1: As of January 30, 1999, the number and value (based on the $36.8125 closing price of Common Stock as of January 30, 1999) of shares of unvested restricted stock held by each of the Named Officers were as follows:
     Martin, 205,000 shares ($7,546,563); Coggin, 98,125 shares ($3,612,227);
     Mosco, 95,625 shares ($3,520,195); Coltharp, 47,083 shares ($1,733,255);
     and Brian Martin, 41,708 shares ($1,535,388).
   Note 2: All Common Stock amounts reflect the 2-for-1 stock split effected in October 1997.

  Employment Contracts
  All of the Named Officers and certain other officers have employment agreements with the Company. All agreements fix the Named Officers' minimum base compensation for the fiscal year and provide for participation by such officers in employment benefit plans as the Company may adopt. The current agreement for Martin expires on February 2, 2003 and the current agreements for Coggin, Mosco, Coltharp, and Brian Martin expire on February 2, 2001. Under the terms of each agreement, each Named Officer is entitled to receive his base salary for the remainder of his employment period in the event he is terminated without cause. If the termination is involuntary and due to a change in control or a potential change in control, he is entitled to receive his base salary then in effect for the greater of the remaining term of his agreement or twenty-four months (thirty-six months in the case of Coltharp). Annual base salaries currently in effect are as follows: Martin, $825,000; Coggin, $700,000; Mosco, $700,000; Coltharp, $350,000; and Brian Martin, $350,000. A "Change in Control" is defined as: (i) the acquisition of 25% or more of the combined voting power of the Company's outstanding securities,
  (ii) a tender offer, merger, sale of assets, or other business combination which results in the transfer of a majority of the combined voting power of the Company or any successor entity, or (iii) during any two consecutive year period, the failure to elect a majority of the individuals constituting the Board of Directors of the Company prior to the commencement of such period, unless the election or nomination of any replacement Directors was approved by vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such period. A "Potential Change in Control" is defined as: (i) the approval by the shareholders of the Company of an agreement which, if consummated, will result in a change of control or (ii) the acquisition of 5% or more of the outstanding voting securities of the Company and the adoption by the Company's Directors of a resolution to the effect that a potential change in control of the Company has occurred.

  The Company entered into an employment agreement with Robert M. Mosco in conjunction with the Company's February 3, 1996 business combination with Younkers, Inc. Under the terms of that Employment Agreement, Mr. Mosco had the right to terminate his employment with the Company in the 13th month after the business combination. In such event, he would have received a lump-sum severance payment in an amount equal to (i) salary through the date of termination and bonus for the then-current year, (ii) three times Mr. Mosco's highest annual salary in effect during the 12-month period prior to termination and three times Mr. Mosco's average bonus in respect of the three immediately preceding fiscal years, (iii) any unvested benefit under Younkers' defined benefit pension plan, and (iv) any unvested employer contributions under Younkers' defined contribution plan. In connection with Mr. Mosco entering into a new Employment Contract, Mr. Mosco waived his right to terminate employment and receive such compensation. In connection with that waiver, the Company paid Mr. Mosco $1,064,387 on February 3, 1997.

  Stock Options
  The following table contains information concerning the grant of stock options under the Company's incentive plans to the Named Officers as of fiscal year end.
                                      Option Grants in Last Fiscal Year


                                                                     Potential Realizable
                                                                             Value
                                                                   at Assumed Annual Rates
                                                                        of Stock Price
                                                                         Appreciation
                                    Individual Grants                for Option Term (3)
                         ------------------------------------      ------------------------

                                     % of Total
                                      Options    Exercise
                                      ranted to     or
                          Options     Employees    Base              Expir-
                          Granted     in Fiscal    Price              ation
                          (#)(1)         Year   (#/share)(2)          Date        5%($)          10%($)
                         ---------      ------  ----------           -------    ---------       --------
  R. Brad Martin        100,000(4)       2.8      30.75              2/2/08     1,933,851       4,900,758
                         17,500(4)        .5      39.63             6/16/08       436,100       1,105,161
                        500,000(4)      14.0      18.94             10/2/08     5,954,846      15,090,749
                        112,776(5)       3.2      23.25              7/1/03       675,576       1,481,214
                        136,065(5)       3.8      23.25              4/1/04       964,060       2,155,667
  James A. Coggin       100,000(4)       2.8      30.75              2/2/08     1,933,851       4,900,758
                        200,000(4)       5.6      18.94             10/2/08     2,381,938       6,036,300
  Robert M. Mosco       100,000(4)       2.8      30.75              2/2/08     1,933,851       4,900,758
                        200,000(4)       5.6      18.94             10/2/08     2,381,938       6,036,300
  Douglas E. Coltharp    40,000(4)       1.1      30.75              2/2/08       773,540       1,960,303
                        100,000(4)       2.8      18.94             10/2/08     1,190,969       3,018,150
  Brian J. Martin        40,000(4)       1.1      30.75              2/2/08       773,540       1,960,303
                         75,000(4)       2.1      18.94             10/2/08       893,227       2,263,613
                         15,493(5)        .4      17.25              6/6/04       85,193          191,597

  (1) Under the terms of the 1994 Plan and the 1997 Plan, the Human Resources/Option Committee administers the option program.
  (2) All options were granted at the market closing price on the date of grant. No incentive stock options were granted. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
  (3) Potential gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock of the Company and overall stock conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
  (4) Options are exercisable in cumulative one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary of the date of grant.
  (5) Options are fully vested six months from the date of grant. These options were granted when the Named Officers exercised previously vested options by tendering shares of Common Stock that they owned to pay the exercise price and the tax withholding obligation. The new options equal the amount of shares used by the Named Officers to pay for those items, and thus the Human Resources/Option Committee granted the new options to restore the equity position of the Named Officers. The Named Officers did not receive cash on the exercise of these options, but instead received shares equal to the spread between the exercise price and the fair market value of the stock on the exercise date. The Committee permitted these exercises to promote outright ownership of shares of Company Common Stock, and this method of exercising options currently is available to all senior officers.


                            Option Exercises and Holdings
  The following table sets forth information with respect to the Named Officers concerning the exercise of options during 1998 and unexercised options held at fiscal year end.

       Aggregated Option Exercises in Last Fiscal Year End and Fiscal Year-End
                                     Option Values
                                                                                                      Value of
                                                     Unexercised            Unexercised
                                                   Options Held            Options Held
                          Shares                    at Fiscal              at Fiscal
                         Acquired on     Value    Year Ended (#)         Year Ended (3)
                         Exercise      Realize     Exercisable/            Exercisable/
                            (#)          ($)        Unexercisable         Unexercisable
                         ---------      -------   ----------------       -----------------
  R. Brad Martin          390,000     4,179,920   215,500/1,090,841    3,743,250/17,265,406
  James A. Coggin               0             0      92,000/288,000    1,875,750/4,253,000
  Robert M. Mosco         122,931     3,684,070     127,280/328,000    2,734,081/5,178,000
  Douglas E. Coltharp           0             0      50,000/160,000    775,625/2,466,250
  Brian J. Martin          18,887        94,435      43,113/138,493    903,963/2,228,957


(1) Represents the difference between the closing price of the Company's Common Stock on January 29, 1999 ($36.8125) and the exercise price of the options.

              Report of the Human Resources/Option Committee of
               the Board of Directors on Executive Compensation

  Executive Compensation
  The Human Resources/Option Committee of the Board of Directors (the "Committee") is composed of four independent Directors who are not employees of the Company: Mr. Cicala, Chairman of the Committee; Mr. Erving; Ms. Sallee; and Mr. Tsai. The Committee approves the amount and form of compensation for certain executive officers of the Company. The Committee reviews the key performance standards of the executive officers of the corporation and measures individual and corporate achievement of those standards. The Committee conducts an extensive evaluation of the annual performance of the Chief Executive Officer ("CEO") and communicates the results of this evaluation to the other independent Directors and to the CEO.

  The compensation programs of the Company are designed to align compensation with business objectives and performance and to enable the Company to attract, retain, and reward executives who contribute to the long-term success of the Company. The Committee believes that executive pay should be linked to level of responsibility and performance. The executive compensation philosophy of the Company is to provide base salary levels at or below the mid-point of market compensation for comparable positions, to provide cash bonus incentives which relate to the short-term operating performance of the corporation, and to provide substantial equity-based incentives, which relate to strategic leadership and long-term value creation. Currently, executive officers can earn annual cash bonuses under the 1998 Senior Executive Bonus Plan ("1998 Plan") based upon the achievement of targeted growth in earnings per share.

  Long-term incentives are provided through awards of stock options, stock grants, and restricted stock awards (containing provisions for acceleration of vesting upon achievement of corporate performance criteria) to the Named Officers and other key employees pursuant to the Company's 1994 Long-Term Incentive Plan ("1994 Plan") and the 1997 Stock-Based Incentive Plan ("1997 Plan"). Stock options are granted at or above the prevailing market value and will only have value if the Company's stock price increases. Currently, options vest in five equal installments, and executives must be employed by the Company at the time of vesting in order to exercise the option grants. The Committee administers these plans.

  CEO Compensation
  R. Brad Martin has served as Chairman and CEO of the corporation since July 1989. While serving in this capacity, the Company's revenues have grown, from a combination of mergers and acquisitions and internal growth, from $94.8 million for the year ended February 3, 1990 ("1989") to over $6.2 billion for the year ended January 30, 1999 ("1998"). Income (before non-routine charges) increased from $.8 million in 1989 to $153.5 million in 1998. Shareholders' equity grew from $20.2 million in 1989 to $2.0 billion in 1998. The price of the Company's Common Stock increased from $3.00 at February 3, 1990 to $36.81 at January 30, 1999. This share price performance has outpaced the relevant department store indices and the S&P composite index. Market capitalization of the Company increased from $22.8 million at February 3, 1990 to over $5.0 billion at January 30, 1999.

  Effective February 2, 1998, Mr. Martin entered into an employment agreement ("Agreement"), approved by the Committee. The terms of this Agreement provide for an annual base salary of $825,000. The CEO may earn an annual cash bonus of up to 75% of base salary through his participation in the 1998 Plan. For 1998, the potential cash bonus award was based solely upon the achievement of earnings per share growth of the corporation. Mr. Martin was awarded 60% of his total bonus potential. For 1998, Mr. Martin's cash compensation totaled $1,196,250, which was comprised of $825,000 in base salary and $371,250 in bonus.

  Pursuant to the terms of the Agreement and the 1998 Plan, the CEO is also eligible for an annual bonus of up to 40,000 shares of Company Common Stock. For 1998, the potential to earn 20,000 of the shares was based upon the achievement of earnings per share growth rates, and the potential to earn the remaining 20,000 was based upon the achievement of certain objective targets (cash flow growth, new unit growth, and stock price growth) and upon the achievement of objectives in his personal plan. Mr. Martin was awarded 39,500 shares of Common Stock of the corporation pursuant to these provisions, valued at $980,094 as of the March 30, 1999 grant date.

  During 1996, the CEO was granted 50,000 restricted shares of Company Common Stock pursuant to a Restricted Stock Grant Agreement under the 1994 Plan. Restrictions lapse as a function of the Company achieving certain performance goals and time. Shares shall be earned ("Earned Shares") on the basis of achieving those goals for 1996, 1997, and 1998. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. For the three years ended January 30, 1999, the CEO earned all 50,000 shares, and 25,000 shares are now vested. The three years of Earned Shares were valued at $1,840,625 on January 30, 1999, and the vested shares were valued at $920,313 on that date.

  Effective January 31, 1998, under the 1997 Plan, the Company entered into a Restricted Stock Grant Agreement with the CEO. The CEO was granted 150,000 restricted shares of Company Common Stock under this agreement. Restrictions lapse as a function of the Company achieving certain performance goals and time. Shares shall be earned on the basis of achieving those goals for 1998, 1999, and 2000. Restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three years. For the year ended January 31, 1999, 50,000 shares were earned, and 12,500 shares are now vested. The Earned Shares were valued at $1,840,625 on January 30, 1999, and the vested shares were valued at $460,156 on that date.

  On February 2, 1998, Mr. Martin was granted the option to purchase 100,000 shares of Company Common Stock under the 1994 Plan. These options were priced at $30.75, the market price of the Company's stock on the date of grant.

  In accordance with the terms of Mr. Martin's employment agreement executed in 1993, he was entitled to receive 50,000 shares of Company Common Stock if he remained CEO for five years until July 1, 1998. On June 16, 1998, Mr. Martin entered into an agreement with the Company whereby he agreed to defer receipt of these shares. In exchange for entering into this deferral agreement, Mr. Martin was granted options to purchase 17,500 shares of Company Common Stock, priced at $39.625, the market price on the grant date.

  In recognition of the extraordinary efforts of the CEO in dramatically growing the business during 1998, including the store base, revenues, and operating income, the CEO was granted 40,000 restricted shares of Company Common Stock under the 1997 Plan. These shares were valued at $757,500 on the October 2, 1998 grant date. 25% of these shares vested on the date of grant, with 100% being vested by October 2, 2001. Also on October 2, 1998, Mr. Martin was granted options to purchase 500,000 shares of Company Common Stock, priced at $18.9375, the market price on the grant date.

  Tax Deductibility of Executive Compensation
  Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility of compensation in excess of $1 million paid to the Named Officers, unless the payments are made under a performance-based plan as defined in Section 162(m). The Committee believes the payments in 1998 under the 1994 Plan and the 1998 Plan (both of which were previously approved by the shareholders of the Company) meet the requirements of deductibility as specified under the applicable provisions of the Code. While some portion of other compensation may not qualify as wholly-deductible in certain years, any such amount is not expected to be material to the Company. Awards under the Restricted Stock Grant Agreements will not qualify as performance-based compensation under Section 162(m); however, these agreements qualify for favorable accounting treatment, thus reducing the program's expense. It is the Committee's intention to continue to utilize performance-based compensation in order to obtain maximum deductibility of executive compensation, while providing a compensation program that will attract, retain, and reward the executive talent necessary to maximize shareholder return.

                              Human Resources/Option Committee

                              Edmond D. Cicala, Chairman
                              Julius W. Erving
                              Marguerite W. Sallee
                              Gerald Tsai, Jr.

                              March 30, 1999

               Approval of the Saks Incorporated
      Amended and Restated 1994 Long-term Incentive Plan
                                      (Proposal No. 2)

  Shareholders of the Company are being asked to approve and adopt an Amended and Restated 1994 Long-Term Incentive Plan (the "Amended Plan"): (i) to increase the number of shares of the Company's Common Stock issuable thereunder, (ii) to increase the number of shares subject to options which may be granted to one grantee in any twelve-month period to 1,000,000, (iii) to specify in the tax withholding provisions of the Amended Plan that, with respect to the withholding of shares, only the minimum amount of withholding required by tax law may be withheld, (iv) to increase the number of nonqualified options automatically granted to each nonemployee director from 2,000 per year to 3,000, and (v) make it clear that options will be awarded at or above fair market value and will not be repriced.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AND ADOPTION OF THE AMENDED PLAN.

  The Company's long-term success depends upon its ability to attract, retain, and encourage dedicated, competent, and resourceful key employees. To further these goals, the Company's Board of Directors adopted the 1994 Long-Term Incentive Plan (the "Incentive Plan") on March 1, 1994, and the shareholders approved the Incentive Plan at the Company's Annual Meeting of the Shareholders held on June 16, 1994. At a Special Meeting on February 2, 1996, the shareholders approved an amendment to the Incentive Plan increasing the number of shares of the Company's Common Stock issuable under the Incentive Plan.

  The purpose of the Amended Plan is to direct the attention and efforts of participating employees to the long-term performance of the Company and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives. The Amended Plan is designed to retain, reward, and motivate participating employees by providing an opportunity for investment in the Company and the advantages inherent in stock ownership in the Company. The Amended Plan also is designed to structure and limit executive compensation to the extent necessary to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code") of the performance-based compensation paid by the Company. The Amended Plan must be approved by the shareholders in order for the compensation paid under the Amended Plan to be deductible as performance-based compensation under
  Section 162 of the Code.

  Plan Benefits
  The following table shows the maximum number of shares subject to options that have been granted to date under the Amended Plan to the named executive officers and directors and groups, subject to approval of the Amended Plan by the shareholders. No other awards have been granted under the Amended Plan. The Human Resources/Option Committee of the Board made these awards on October 2, 1998 in connection with the end of the Company's first fiscal month after the merger with Saks Holdings, Inc.

    Name and Position                         Number of Options (1)

  R. Brad Martin                                         500,000
  Chairman of the Board and Chief Executive Officer
  James A. Coggin                                        200,000
  President and Chief Administrative Officer
  Robert M. Mosco                                        200,000
  President of Merchandising and Chief Operating Officer
  Douglas E. Coltharp                                    100,000
  Executive Vice President and Chief Financial Officer
  Brian J. Martin                                         75,000
  Executive Vice President of Law and General Counsel
  Donald E. Wright                                        50,000
  Senior Vice President of Finance and Chief Accounting Officer
  Julia A. Bentley                                        15,000
  Senior Vice President of Investor Relations and
  Communications and Secretary
  Current Executive Officer                            1,140,000
  Group (7 persons)
  Non-Executive Director                                     ---
  Group (15 persons)
  All Employees, including Officers who are not              ---
  Executive Officers as a Group (approx. 60,000 persons)

  (1) All options granted under the Amended Plan as of October 2, 1998 have an exercise price of $18.9375 per share, the market price as of the date of the award. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The closing price of the Company's Common Stock on April 12, 1999 was $27.6875.

  Proposed Incentive Plan Amendments
  The total number of shares of the Company's Common Stock currently authorized for issuance under the Incentive Plan is 5,822,000 (as adjusted for stock splits). As of April 12, 1999, options to purchase 5,208,000 shares of the Company's Common Stock had been granted and not forfeited, 346,000 shares of restricted Company Common Stock had been granted, and 78,000 shares of the Company's Common Stock had been reserved for specific future awards under the Incentive Plan. Thus, as of April 12, 1999, 190,000 shares of the Company's Common Stock remain available for issuance under the Incentive Plan. The Amended Plan would increase the number of shares of the Company's Common Stock authorized for issuance under the Incentive Plan by 5,000,000 shares from 5,822,000 shares to 10,822,000 shares. A copy of the Amended Plan is attached as Exhibit A to this Proxy Statement and is incorporated by reference herein.

  The Amended Plan will permit the Company to grant options to purchase up to 1,000,000 shares of the Company's Common Stock to any one grantee in any twelve-month period. The Amended Plan also increases the number of nonqualified options granted annually to each nonemployee director from 2,000 to 3,000. The Board concluded that the increases are necessary to reflect the growth of the Company and the resulting increase in responsibilities of the Company's directors and executive officers.

  The Amended Plan conforms the plan document to Company policy by stating that all options shall be granted with an exercise price at least equal to the market price of the stock on the date of the grant and that exercise prices for options will not be changed after the option is granted. The Amended Plan also makes it clear that restricted stock awarded under the Amended Plan will have at least a three-year restricted period unless the restrictions lapse on the basis of achieving performance targets.

  The Amended Plan also clarifies that, when shares of the Company's Common Stock are withheld from the recipient to satisfy income tax withholding requirements, only the minimum amount required to be withheld under tax laws may be withheld.

  The Company's Board of Directors believes that the Amended Plan is necessary in order to recruit and retain a pool of skilled and experienced executives. Approval of the Amended Plan by the shareholders is necessary to preserve the tax deductibility under Section 162(m) of the Code of executive compensation paid by the Company pursuant to the Amended Plan.

  On April 7, 1999, the Company's Board of Directors approved the Amended Plan and recommended that it be submitted to the Company's shareholders for approval.

  Summary of Incentive Plan
  The following is a description of the principal features of the Amended Plan. This description is qualified in its entirety by reference to the Amended Plan, as amended, attached as Exhibit A to this Proxy Statement. Except as summarized above for the proposed amendments, and changes to reflect past stock splits and the change of the Company's corporate name, the Amended Plan is identical to the Incentive Plan approved by shareholders in 1994.

  The Amended Plan provides for the grant to directors, executive officers, and key employees of the Company and its subsidiaries ("Participants") the following types of incentive awards: stock options, stock appreciation rights, restricted stock, and performance units.

  The Committee has the exclusive discretion to select the Participants and to determine the type, size, and terms of each award, to modify the terms of awards within the limits set forth in the Amended Plan, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Amended Plan. The Amended Plan remains in effect until all awards under the Amended Plan have been satisfied by the issuance of shares of the Company's Common Stock or the payment of cash or have expired or otherwise terminated; provided, however, that no awards may be granted more than ten years after the date of the Amended Plan's approval. Generally, a Participant's rights and interest under the Amended Plan will not be transferable except by will or by the laws of the descent and distribution.

  Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of the Company's Common Stock at a price fixed by the Committee. The exercise price for stock options issued under the Amended Plan shall not be less than 100% of the fair market value as of the date of grant. The option exercise price may be satisfied in cash or by exchanging shares of the Company's Common Stock owned by the optionee, or a combination of cash and shares. If the exercise price is paid by tendering shares of the Company's Common Stock, the Committee, in its discretion, may grant the optionee a new stock option for the number of shares used to pay the exercise price. The Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised, but the Committee cannot change the exercise price after an option has been granted. Options have a maximum term of ten years from the date of grant. Options granted to date generally have a ten-year term and become exercisable on a cumulative basis in annual installments over a four-year period.

  Stock Appreciation Rights ("SAR") are rights to receive cash or shares, or a combination thereof, as the Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted.

  SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee's right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised earlier than six months or later than ten years after the date of grant. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, not withstanding the foregoing restriction on time of exercise, accelerate the exerciseability of any SAR at any time. No SARs have been granted to date under the Amended Plan.

  Awards of restricted shares under the Amended Plan may be made at the discretion of the Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. The Amended Plan also provides for the automatic grant of restricted stock to outside directors of the Company. At the time of an award, a Participant may have the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the Amended Plan and in the stock restriction agreement. Any shares of the Company's Common Stock issued as restricted shares are legended and may not be sold, transferred, or disposed of until such restrictions have elapsed. Restrictions shall last for at least three years unless tied to achieving performance targets. Upon the expiration, lapse, or removal of restrictions, shares free of restrictive legend will be granted to the grantee. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment. No restricted shares have been granted under the Amended Plan to date.

  Performance unit awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee, and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Committee has discretion to determine the Participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restriction, deferral periods, or performance requirements. No performance unit awards have been awarded to date under the Amended Plan.

  Federal Income Tax Consequences for Option Holders
  No income will be realized by an optionee upon the optionee's purchase of shares pursuant to the exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the optionee must not dispose of the shares before he has held such shares for at least one year after the date of exercise and at least two years after the date of grant. Assuming compliance with this and other applicable tax provisions, an optionee will recognize long-term capital gain or loss when the optionee disposes of the shares, measured by the difference between the option price and the amount realized for the shares at the time of disposition. If the optionee disposes of shares purchased upon the exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of the amount realized by the optionee in excess of the option price, or the spread between the option price and the fair market value of the shares at the time the option is exercised. Any amount realized in excess of the fair market value of the shares on the date of exercise will be treated as long-or short-term capital gain, depending upon the holding period of the shares. No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income.

  The exercise of a Nonqualified Stock Option will result in the recognition of ordinary income by the optionee for federal income tax purposes in an amount equal to the difference between the option price and the fair market value of the shares acquired upon the exercise of the option. The Company will be entitled to a deduction equal to the amount of income recognized by the optionee. Upon the later sale of any shares acquired upon the exercise of a Nonqualified Stock Option, any amount realized by the optionee in excess of the amount recognized by the optionee as ordinary income will be treated as long-or short-term capital gain to the optionee, depending upon the holding period of the shares.

  The foregoing description of tax consequences is based upon present federal income tax laws and is subject to change as the laws change. The summary does not cover any State or local tax consequences of participation in the Amended Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN.

  Approval of the Amended Plan requires that more votes are cast in favor of approval of the Amended Plan than are cast in opposition to the Amended Plan, at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise affect the outcome of the shareholder vote.


    Ratification of Appointment of Independent Accountants
                                      (Proposal No. 3)

  Subject to ratification by the shareholders, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending January 29, 2000. PricewaterhouseCoopers LLP (or their predecessor firm Coopers & Lybrand) has examined the financial statements of the Company since 1991.

  Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

  THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE SHAREHOLDERS VOTE "FOR" SUCH RATIFICATION.


     Section 16(a) of the Securities Exchange Act of 1934
          Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of stock of the Company.

  To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended January 30, 1999, all Section 16(a) filing requirements applicable to its officers, Directors, and 10% or greater beneficial owners were satisfied.

                        Other Matters
   The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

    Shareholders' Proposals or Nominations for 2000 Annual
                           Meeting
     Proposals for shareholder action which eligible shareholders wish to have included in the Company's proxy mailed to shareholders in connection with the Company's 2000 Annual Meeting must be received by the Company at its corporate headquarters, 750 Lakeshore Parkway, Birmingham, Alabama, 35211, by December 31, 1999. Under the Company's bylaws, in order for a matter to be brought before the 2000 Annual Meeting, or for a shareholder to nominate persons for election to the Board of Directors at the 2000 Annual Meeting, the shareholder must give the Company notice at its corporate headquarters by December 31, 1999.

  If you wish to make a nomination to the Board, your notice must include the following information: (a) the name, age, business address, and residence address of the nominee, (b) the principal occupation or employment of such person, (c) the number of shares of Common Stock of the Company that are beneficially owned by such person, (d) any other information about such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, (e) the name and address of the shareholder giving notice, (f) the number of shares of Common Stock that are beneficially owned by such shareholder, and (g) descriptions of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareholder. Nominations by the Board of Directors of the Company are proper if they are made in compliance with the proxy rules of the Securities and Exchange Commission.

  If you wish to propose an item of business, your notice must include the following information: (a) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the number of shares of Common Stock of the Company that are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.
                   Listing of Shareholders
   A complete list of the shareholders entitled to vote at the Annual Meeting of the Shareholders, to be held on June 16, 1999, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a shareholder, and at all times during the Annual Meeting at the place of the meeting.

                        Annual Report
      The Company's annual report for the year ended January 30, 1999 is being mailed with this proxy statement but is not to be considered as a part hereof.

  A copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder whose proxy is solicited upon written request to:

  Senior Vice President of Investor Relations
  Saks Incorporated
  P.O. Box 9388
  Alcoa, Tennessee 37701-9388


                              By order of the Board of Directors,
                              /s/ Julia Bentley

                              Julia Bentley
                              Secretary
                              Birmingham, Alabama
                              April 28, 1999


                          EXHIBIT A
                                     Saks Incorporated
                     Amended and Restated
                1994 Long-Term Incentive Plan
                                1. Purpose
  The purpose of the Saks Incorporated Amended and Restated 1994 Long-Term Incentive Plan (the "Plan") is to further the earnings of Saks Incorporated, a Tennessee corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining, and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key executives, and directors who make substantial contributions to the Company by their loyalty, industry, and invention.

  2. Administration
  The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting solely of two or more members who are "outside directors" as described in
  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Except to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor rule of similar import), each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, granted or awarded stock options, stock appreciation rights, performance units, or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms, and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

  3. Stock Subject to the Plan
  The Company may grant awards under the Plan with respect to not more than a total of 10,822,000 shares of $.10 par value common stock of the Company (the "Shares") (subject, however, to adjustment as provided in paragraph 20, below). Such shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

  4. Eligibility to Receive Awards
  Persons eligible to receive awards under the Plan shall be limited to those officers, other key employees, and directors of the Company who are in positions in which their decisions, actions, and counsel have a significant impact upon the profitability and success of the Company (but excluding members of the Committee, except as provided in paragraphs 6(h) and 8(e)).

  5. Form of Awards
  Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code, or options which are not intended to so qualify ("Nonqualified Stock Options").

  6. Stock Options
  Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, provided that the maximum number of options which may be granted to any one grantee during any twelve-month period is 1,000,000 (as adjusted pursuant to paragraph 20, below). Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:
   (a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.
   (b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than the fair market value of the stock on the date the option is granted, nor shall the Committee reduce the exercise price after the option is granted.
    (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable after ten years from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exerciseability of any option, in whole or in part, at any time.
   (d) Payment for shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.
   (e) Rights Upon Termination. In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than Retirement (as defined below), death, or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such Termination to the extent that the option was exercisable at the time of Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. As used herein, "Termination" means (i) in the case of an employee, the cessation of the grantee's employment by the Company for any reason and
       (ii) in the case of a director, the cessation of the grantee's service as a director of the Company, and "Terminates" has the corresponding meaning. As used herein, "Retirement" means retirement from active employment (in the case of an employee) or active service (in the case of a director) with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and "Retires" has the corresponding meaning. As used herein, "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and "Disabled" has the corresponding meaning. In the event that an optionee Retires, dies, or becomes
       Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after Termination due to Retirement, death, or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability or within three months after Termination for other reasons, to the extent that the option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award.) In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefore at any time before the grantee's death.
   (f) Nontransferability. Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.
   (g)    Incentive Stock Options. In the case of an Incentive Stock
       Option, each option shall be subject to such other terms, conditions, and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:
               (i) The purchase price of stock subject to an Incentive Stock
            Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.
               (ii) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section 424(f) of the Code or successor provision of similar import) shall not exceed
            $100,000.
              (iii) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.
               (iv) Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.
                (v) In the event of Termination of employment by reason of
            Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
            Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock Option.
   (h)    Automatic Grant of Options to Nonemployee Directors.
       Notwithstanding any other provision of the Plan, the grant of options hereunder to directors who are not also employees of the Company ("Nonemployee Directors") shall be subject to the following terms and conditions:
                (i) Immediately following each annual meeting of the
            stockholders of the Company ("Annual Meeting"), each Nonemployee Director of the Company who is then incumbent shall be granted a Nonqualified Stock Option to purchase 3,000 Shares (as adjusted pursuant to paragraph 20, below).
               (ii) If a person is elected or appointed as a Nonemployee
            Director of the Company other than at an Annual Meeting, such person shall thereupon be granted a Nonqualified Stock Option to purchase 3,000 shares (as adjusted pursuant to paragraph 20, below).
              (iii) The purchase price of stock subject to an option granted to
            Nonemployee Directors under this paragraph 6(h) shall be equal to 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.
               (iv) Except as provided in paragraph 18, each option granted to
            Nonemployee Directors under this paragraph 6(h) shall be exercisable to the extent of (a) 20% of the Shares covered thereby on or after the date which is six months after the date of grant; (b) an additional 20% of the Shares covered thereby on or after the first anniversary of the date of grant; (c) an additional 20% of the Shares covered thereby on or after the second anniversary of the date of grant; (d) an additional 20% of the Shares covered thereby on or after the third anniversary of the date of grant; and (e) exercisable to the extent of the remaining 20% of the Shares covered thereby on or after the fourth anniversary of the date of grant; provided, however, that no portion of the option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.
                (v) Unless otherwise provided in the Plan, all provisions with respect to the terms of Nonqualified Stock Options hereunder shall be applicable to options granted to Nonemployee Directors under this paragraph 6(h).
               (vi) The automatic grants described in this paragraph 6(h) and the restricted stock awards under paragraph 8(e) shall constitute the only awards under the Plan permitted to be made to Nonemployee Directors.

  7. Stock Appreciation Rights
  Stock appreciation rights (SARs) shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, provided that the maximum number of SARs which may be granted to any one grantee during any twelve- month period is 125,000 (as adjusted pursuant to paragraph 20, below). Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:
    (a) Award. SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of a SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by a SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.
   (b) SARs Related to Stock Options. If a SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him.
   (c) Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no SAR shall be exercisable earlier than six months after the date of grant or later than ten years after the date of grant. The Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.
   (d) Termination. SARs shall be exercisable only during the grantee's tenure as an employee or director of the Company, except that, in the discretion of the Committee, a SAR may be made exercisable for up to three months after the grantee is Terminated for any reason other than Retirement, death, or Disability, and for up to one year after the grantee is Terminated because of Retirement, death, or Disability.
   (e) Payment. Upon exercise of a SAR, payment shall be made in cash, in shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.
   (f) Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if granted in connection with an Incentive Stock
       Option, in order to satisfy any requirements set forth under Section
       422 of the Code; or, (ii) in order to avoid any insider-trading liability in connection with a SAR under Section 16(b) of the 1934 Act.

  8. Restricted Stock Awards
  Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:
   (a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee, provided, however, the restriction period shall be at least three years unless restrictions lapse on the basis of achieving performance targets. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited.
   (b) Restrictions Upon Transfer. Restricted stock and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.
   (c) Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.
   (d) Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.
   (e) Automatic Award of Restricted Stock to Nonemployee Directors. Notwithstanding any other provision of the Plan, awards of restricted stock hereunder to Nonemployee Directors shall be subject to the following terms and conditions:
                (i) Until the 2003 Annual Meeting, if a person is elected or appointed as a Nonemployee Director of the Company other than at an Annual Meeting, such person shall thereupon be awarded 2,000 Shares of restricted stock (as adjusted pursuant to paragraph 20, below).
               (ii) The shares of restricted stock awarded pursuant to this paragraph 8(e) shall have a restriction period of ten years. The restrictions shall lapse with respect to 10 percent of the Shares awarded hereunder on the anniversary date of the award during each of the ten consecutive calendar years following the date on which the award is made, but only if the grantee has been a director of the Company continuously from the grant date of the restricted stock award to such anniversary date; provided, however, that all restrictions shall lapse, and the grantee of such restricted Shares shall be entitled to the delivery of a stock certificate or certificates evidencing the restricted
            Shares, upon (a) the date of the grantee's death or Disability while serving as a director, or (b) the date on which the Board of Directors determines that the holder will not be nominated for election as a director by reason of Retirement. Upon any other Termination, all shares still subject to the restrictions hereof shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the grantee.
              (iii) No Shares awarded under this paragraph 8(e) may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered unless, until and then only to the extent that the restrictions shall have lapsed in accordance with paragraph 8(e) (iii) hereof.
               (iv) Stock certificates evidencing restricted Shares awarded under this paragraph 8(e) shall be issued in the sole name of the grantee (but shall be held by the Company until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that such Shares (a) are subject to the terms and restrictions of the Plan, (b) are subject to forfeiture or cancellation under the terms of the Plan, and (c) shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered except pursuant to the provisions of the Plan.
                (v) Unless otherwise provided in the Plan, all provisions with respect to the terms of restricted stock awards hereunder shall be applicable to restricted stock awarded to Nonemployee
            Directors under this paragraph 8(e).
               (vi) The restricted stock awards under this paragraph 8(e) and the automatic grants described in paragraph 6(h) shall constitute the only awards under the Plan permitted to be made to Nonemployee Directors.

  9. Performance Units
  Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of preestablished long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:
   (a) Performance Period. The Committee shall establish with respect to each unit award a performance period of not fewer than two years.
   (b) Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee.
   (c) Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.
   (d) Performance Measures. Performance targets established by the Committee shall relate to corporate, subsidiary, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighing, and they may relate to absolute performance or relative performance measured against other companies or businesses.
   (e) Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures, or other extraordinary unusual or non-recurring items or events.
   (f) Payment of Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any, payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period, unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.
   (g) Termination. In the event that a grantee is Terminated as an employee or director by the Company prior to the end of the performance period by reason of death, Disability, or Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by or served as a director of the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other Termination, participation shall terminate forthwith, and all outstanding unit awards shall be canceled.

  10. Loans and Supplemental Cash
  The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:
   (a) In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or
   (b) In the case of a SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award.
  Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.


  11. General Restrictions
  Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance, or purchase of Shares shall not be effected, because of any such restriction.

  12. Single or Multiple Agreements
  Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

  13. Rights of the Shareholder
  The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

  14. Rights to Terminate
  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

  15. Withholding
   (a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the minimum amount required to be withheld. No additional amount may be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.
   (b) Whenever payments to a grantee in respect of an award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state, or local withholding tax requirements.

  16. Non-Assignability
  No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

  17. Non-Uniform Determinations

  The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

  18. Change in Control Provisions
   (a) In the event of (1) a Change in Control (as defined) or (2) a Potential Change in Control (as defined), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:
                (i) Any SARs outstanding for at least six months and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.
               (ii) Any restrictions and deferral limitations applicable to any restricted stock, performance units, or other stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units, or other stock-based awards shall be deemed fully vested.
              (iii) The value of all outstanding stock options, SARs, restricted stock, performance units, and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.
   (b) As used herein, the term "Change in Control" means the happening of any of the following:
                (i) Any person or entity, including a "group" as defined in
            Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

              (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or
       (iii)During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
   (c) As used herein, the term "Potential Change in Control" means the happening of any of the following:
           (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or
          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person, or group (other than the Company, a wholly-owned subsidiary thereof, or any employee benefit plan of the Company or its subsidiaries, including any trustee of such plan acting as such trustee) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.
   (d) As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported by the New
       York Stock Exchange, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under
       Section 18(a)(iii).

  19. Non-Competition Provision
  Unless the award agreement relating to a stock option, SAR, restricted stock, or performance unit specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

  20. Adjustments
  In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, SARs, performance units, and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

  21. Amendment
  The Board of Directors may terminate, amend, modify, or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's voting securities, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 20 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. In no event, however, shall the provisions of paragraphs 6(h) and 8(e) be amended more often than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination, modification, amendment, or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 20 hereof does not adversely affect any such right.

  22. Effect on Other Plans
  Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

  23. Effective Date and Duration of the Plan
  The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the Company's voting securities on the date of its adoption by the Board or before the first anniversary of that date. Unless it is sooner terminated in accordance with paragraph 21 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or is approved by the holders of the Company's voting securities.

  24. Unfunded Plan
  The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR, or performance unit. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option, SAR, or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

  25. Governing Law
  The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.


  Adopted by the Board of Directors of Saks Incorporated on the seventh day of April 1999.

  By  /s/ R. Brad Martin

  R. Brad Martin
  Chairman of the Board of Directors and
  Chief Executive Officer